Exhibit 99.1
FOR IMMEDIATE RELEASE

SABRA REPORTS THIRD QUARTER 2016 RESULTS; REPORTS EARNINGS PER SHARE AND FFO PER SHARE GROWTH OF 46% AND 7%, RESPECTIVELY, OVER THIRD QUARTER 2015

IRVINE, CA, November 2, 2016 — Sabra Health Care REIT, Inc. (“Sabra,” the “Company” or “we”) (NASDAQ:SBRA, SBRAP) today announced results of operations for the third quarter of 2016.

RECENT HIGHLIGHTS

•
For the third quarter of 2016, net income attributable to common stockholders, FFO, Normalized FFO, AFFO and Normalized AFFO per diluted common share were $0.35, $0.59, $0.54, $0.58 and $0.53, respectively, compared to $0.24, $0.55, $0.58, $0.53 and $0.53, respectively, for the third quarter of 2015.

•	During the third quarter of 2016, revenues increased 3% over the same period in 2015, from $59.9 million to $61.9 million.

•
During the third quarter of 2016, we made investments of $113.5 million with a weighted average initial cash yield of 7.9%.  These investments consisted of: (i) $109.6 million for one skilled nursing facility and three senior housing facilities; (ii) $0.7 million of preferred equity investments; and (iii) $3.2 million of investments in loans receivable.

•
During the third quarter of 2016, we sold a 135 bed skilled nursing facility for $10.0 million and recognized a gain on sale of $1.5 million. Also during the third quarter of 2016, we were repaid in full on two construction loans and a land loan totaling $17.3 million.

•
During the third quarter of 2016, we entered into three interest rate swap agreements to fix the LIBOR portion of the interest rate for our $245.0 million U.S. dollar term loan at 0.90% and to fix the CDOR portion on CAD $35.0 million of our Canadian dollar term loan at 0.93%. In addition, we terminated our five-year interest rate cap contract that capped LIBOR at 2.0% and received $0.3 million in connection with this termination.

•
On October 19, 2016, Moody's Investors Service affirmed all of Sabra's ratings, including the senior unsecured debt rating at Ba3, and revised our outlook to positive from stable, reflecting a significant reduction in our Genesis tenant concentration over the past two years as well as balance sheet improvement through a reduction in leverage.

•
On November 2, 2016, our board of directors declared a quarterly cash dividend of $0.42 per share of common stock. The dividend will be paid on November 30, 2016 to common stockholders of record as of the close of business on November 15, 2016.

•
On November 2, 2016, our board of directors declared a quarterly cash dividend of $0.4453125 per share of Series A Preferred Stock. The dividend will be paid on November 30, 2016 to preferred stockholders of record as of the close of business on November 15, 2016.

Commenting on the third quarter results and recent investments, Rick Matros, CEO and Chairman, said, “Sabra posted another solid quarter with a particularly strong showing in its Skilled Nursing/Transitional Care portfolio. Occupancy in that portfolio was slightly up, while skilled mix hit a new high of 43.7%. EBITDAR Coverage increased to 1.49x from 1.28x in the third quarter of 2015, while Genesis's Fixed Charge Coverage Ratio was steady at 1.24x as expected. We expect Genesis's Fixed Charge Coverage Ratio to be in that range for the foreseeable future and start ticking up in the latter part of 2017. Senior Housing coverage was down at 1.13x as it has been the last couple of quarters, which is primarily due to the incorporation of more recently acquired independent living facility (ILF) beds into our statistics as ILFs are underwritten at a lower coverage than assisted living or memory care. Same store coverage, which does not include ILF beds, was up at 1.36x. Senior Housing occupancy was down at 89.5% from 90.7% specifically due to two portfolios we acquired since mid-2015 whose performance was not included in our third quarter 2015 Facility Statistics as they had just been acquired. In the absence of these two portfolios, occupancy would have been 90.6%.

1

“During the three months ended September 30, 2016, we closed $113.5 million in investments at an average cash yield of just under 8.00%, bringing total investments for the year to $120.8 million at an average cap rate of 8.06%. The pipeline remains healthy at approximately $500.0 million, of which approximately 90.0% is Senior Housing facilities. We also reaffirm our previously issued earnings guidance.”
TENANT COVERAGE

	EBITDAR (1)		EBITDARM (1)
Twelve Months Ended September 30,
Facility Type	2016	2015	2016	2015
Skilled Nursing/Transitional Care	1.49x	1.28x	1.79x	1.62x
Senior Housing	1.13x	1.28x	1.29x	1.48x

Twelve Months Ended September 30,
Fixed Charge Coverage Ratio (2)	2016	2015
Genesis Healthcare, Inc.(3)	1.24x	1.27x
Tenet Health Care Corporation	2.15x	2.44x
Holiday AL Holdings LP	1.17x	1.17x
(1) EBITDAR, EBITDARM and related coverages (collectively, “Facility Statistics”) for each period presented include only Stabilized Facilities owned by the Company as of the end of the respective period. Facility Statistics are only included in periods subsequent to our acquisition. EBITDARM Coverage and EBITDAR Coverage exclude tenants with significant corporate guarantees. All Facility Statistics are presented one quarter in arrears.
(2) Fixed Charge Coverage Ratio is presented one quarter in arrears for tenants with significant corporate guarantees. See Reporting Definitions for definition of Fixed Charge Coverage Ratio.
(3) Fixed Charge Coverage Ratio for Genesis Healthcare, Inc. for the twelve months ended September 30, 2015 includes the pro forma impact of the Skilled Healthcare acquisition, which was completed on February 2, 2015.
LIQUIDITY

As of September 30, 2016, we had approximately $519.6 million of liquidity, consisting of unrestricted cash and cash equivalents of $19.6 million (excluding cash and cash equivalents associated with a RIDEA-compliant joint venture) and available borrowings of $500.0 million under our revolving credit facility.
CONFERENCE CALL AND COMPANY INFORMATION
A conference call and webcast to discuss the 2016 third quarter results will be held on Thursday, November 3, 2016 at 10:00 am Pacific Time. The dial in number for the conference call is (877) 879-6217 and the participant code is “SABRA.” The webcast URL is http://edge.media-server.com/m/p/y8chgy3v. A replay of the call will also be available immediately following the call and for 30 days by dialing (888) 203-1112, and using pass code 8252769. The Company’s supplemental information package for the third quarter will also be available on the Company’s website in the “Investor Relations” section.
ABOUT SABRA
As of September 30, 2016, Sabra’s investment portfolio included 182 real estate properties held for investment (consisting of (i) 102 Skilled Nursing/Transitional Care facilities, (ii) 79 Senior Housing facilities, and (iii) one Acute Care Hospital), 11 investments in loans receivable (consisting of (i) five mortgage loans, (ii) one construction loan, (iii) one mezzanine loan, (iv) three pre-development loans and (v) one debtor-in-possession ("DIP") loan ), and 11 preferred equity investments. Included in the 182 real estate properties held for investment are two 100% owned Senior Housing facilities leased through RIDEA-compliant structures. As of September 30, 2016, Sabra’s real estate properties held for investment included 18,632 beds/units, spread across the United States and Canada.
FORWARD-LOOKING STATEMENTS SAFE HARBOR
This release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Forward-looking statements in this release include all statements regarding our expectations concerning our future results of operations, future acquisition activity and future liquidity and concerning Genesis's Fixed Charge Coverage Ratio.

2

Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including among others, the following: our dependence on Genesis and certain wholly owned subsidiaries of Holiday AL Holdings LP until we are able to further diversify our portfolio; our dependence on the operating success of our tenants; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; changes in foreign currency exchange rates; our ability to raise capital through equity and debt financings; the impact of required regulatory approvals of transfers of healthcare properties; the effect of increasing healthcare regulation and enforcement on our tenants and the dependence of our tenants on reimbursement from governmental and other third-party payors; the relatively illiquid nature of real estate investments; competitive conditions in our industry; the loss of key management personnel or other employees; the impact of litigation and rising insurance costs on the business of our tenants; the effect of our tenants declaring bankruptcy or becoming insolvent; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; the ownership limits and anti-takeover defenses in our governing documents and Maryland law, which may restrict change of control or business combination opportunities; the impact of a failure or security breach of information technology in our operations; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; our ability to maintain our status as a REIT; compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission (the “SEC”), especially the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, unless required by law to do so.

TENANT AND BORROWER INFORMATION
This release includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. Genesis is subject to the reporting requirements of the SEC and is required to file with the SEC annual reports containing audited financial information and quarterly reports containing unaudited financial information. The information related to our tenants and borrowers that is provided in this release has been provided by such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only. Genesis's filings with the SEC can be found at www.sec.gov.

NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: funds from operations attributable to common stockholders (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share and Normalized AFFO per diluted common share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this release and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included under “Reconciliations of FFO, Normalized FFO, AFFO and Normalized AFFO” in this release.

CONTACT
Investor & Media Inquiries: (949) 679-0410

3

 SABRA HEALTH CARE REIT, INC.
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues	$61,927	$59,934	$198,735	$172,092
Net income attributable to common stockholders	22,776	15,500	39,419	46,664
FFO attributable to common stockholders	38,427	35,644	123,706	93,732
Normalized FFO attributable to common stockholders	35,446	38,014	116,975	101,849
AFFO attributable to common stockholders	38,449	34,515	122,697	95,729
Normalized AFFO attributable to common stockholders	34,978	34,515	113,060	96,184
Per common share data attributable to common stockholders:
Diluted EPS	$0.35	$0.24	$0.60	$0.76
Diluted FFO	0.59	0.55	1.89	1.52
Diluted Normalized FFO	0.54	0.58	1.79	1.66
Diluted AFFO	0.58	0.53	1.86	1.55
Diluted Normalized AFFO	0.53	0.53	1.72	1.56

Net cash flow from operations	$39,322	$27,808	$133,816	$79,115

Investment Portfolio	September 30, 2016	December 31, 2015
Real Estate Properties held for investment (1)	182	180
Real Estate Properties held for investment, gross ($)	$2,272,325	$2,277,158
Total Beds/Units	18,632	18,349
Weighted Average Remaining Lease Term (in months)	113	117
Total Investments in Loans Receivable (#)	11	17
Total Investments in Loans Receivable, gross ($) (2)	$52,081	$271,094
Total Preferred Equity Investments (#)	11	10
Total Preferred Equity Investments, gross ($)	$42,973	$29,993
Debt	September 30, 2016	December 31, 2015
Principal Balance
Fixed Rate Debt	$865,045	$877,850
Variable Rate Debt (3)	340,112	519,890
Total Debt	1,205,157	1,397,740

Cash	(19,674)	(7,434)
Net Debt (4)	$1,185,483	$1,390,306

Weighted Average Effective Rate
Fixed Rate Debt	5.16%	5.17%
Variable Rate Debt (3)	2.99%	3.17%
Total Debt	4.55%	4.43%

% of Total
Fixed Rate Debt	71.8%	62.8%
Variable Rate Debt (3)	28.2%	37.2%

Availability Under Revolving Credit Facility	$500,000	$195,000
Available Liquidity (5)	$519,588	$202,412

(1) Included in Real Estate Properties held for investment are two 100% owned Senior Housing facilities leased through RIDEA-compliant structures.
(2) Total Investments in Loans Receivable consists of principal plus capitalized origination fees net of loan loss reserves.
(3) As of September 30, 2016, variable rate debt includes $245.0 million subject to swap agreements that fix LIBOR at 0.90%, $68.5 million (CAD $90.0 million) and $26.6 million (CAD $35.0 million) subject to swap agreements that fix the CDOR rate at 1.59% and 0.93%, respectively. Excluding these amounts, there was no variable rate debt outstanding as of September 30, 2016.
(4) Net Debt excludes deferred financing costs and discounts.
(5) Available liquidity represents unrestricted cash, excluding cash associated with a consolidated joint venture, and availability under the revolving credit facility.

4

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:
Rental income	$56,833	$53,173	$167,442	$152,574
Interest and other income	3,157	6,211	25,482	17,594
Resident fees and services	1,937	550	5,811	1,924

Total revenues	61,927	59,934	198,735	172,092

Expenses:
Depreciation and amortization	17,102	16,306	51,273	44,953
Interest	15,794	15,176	49,139	43,108
Operating expenses	1,404	444	4,256	1,442
General and administrative	6,171	3,547	15,521	19,270
Provision for doubtful accounts and loan losses	540	2,489	3,286	6,605
Impairment of real estate	—	—	29,811	—

Total expenses	41,011	37,962	153,286	115,378

Other income (expense):
Loss on extinguishment of debt	—	—	(556)	—
Other income (expense)	2,945	(100)	5,345	(300)
Net gain (loss) on sale of real estate	1,451	(3,838)	(3,203)	(2,115)

Total other income (expense)	4,396	(3,938)	1,586	(2,415)

Net income	25,312	18,034	47,035	54,299

Net loss attributable to noncontrolling interests	25	27	66	47

Net income attributable to Sabra Health Care REIT, Inc.	25,337	18,061	47,101	54,346

Preferred stock dividends	(2,561)	(2,561)	(7,682)	(7,682)

Net income attributable to common stockholders	$22,776	$15,500	$39,419	$46,664

Net income attributable to common stockholders, per:

Basic common share	$0.35	$0.24	$0.60	$0.76

Diluted common share	$0.35	$0.24	$0.60	$0.76

Weighted-average number of common shares outstanding, basic	65,312,288	65,160,290	65,285,591	61,244,991

Weighted-average number of common shares outstanding, diluted	65,591,428	65,398,175	65,470,589	61,468,603

5

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	September 30, 2016	December 31, 2015
	(unaudited)
Assets
Real estate investments, net of accumulated depreciation of $272,953 and $237,841 as of September 30, 2016 and December 31, 2015, respectively	$1,999,778	$2,039,616
Loans receivable and other investments, net	94,466	300,177
Cash and cash equivalents	19,674	7,434
Restricted cash	9,150	9,813
Prepaid expenses, deferred financing costs and other assets, net	116,353	111,797
Total assets	$2,239,421	$2,468,837

Liabilities
Mortgage notes, net	$162,130	$174,846
Revolving credit facility	—	255,000
Term loans, net	337,641	264,229
Senior unsecured notes, net	687,607	685,704
Accounts payable and accrued liabilities	38,156	35,182
Total liabilities	1,225,534	1,414,961

Equity
Preferred stock, $.01 par value; 10,000,000 shares authorized, 5,750,000 shares issued and outstanding as of September 30, 2016 and December 31, 2015	58	58
Common stock, $.01 par value; 125,000,000 shares authorized, 65,259,836 and 65,182,335 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	653	652
Additional paid-in capital	1,207,487	1,202,541
Cumulative distributions in excess of net income	(184,969)	(142,148)
Accumulated other comprehensive loss	(9,382)	(7,333)
Total Sabra Health Care REIT, Inc. stockholders’ equity	1,013,847	1,053,770
Noncontrolling interests	40	106
Total equity	1,013,887	1,053,876
Total liabilities and equity	$2,239,421	$2,468,837

6

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net income	$47,035	$54,299
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	51,273	44,953
Non-cash interest income adjustments	549	343
Amortization of deferred financing costs	3,767	3,829
Stock-based compensation expense	6,137	5,389
Amortization of debt discount	81	77
Loss on extinguishment of debt	556	—
Straight-line rental income adjustments	(16,710)	(18,272)
Provision for doubtful accounts and loan losses	3,286	6,605
Change in fair value of contingent consideration	50	300
Net loss on sales of real estate	3,203	2,115
Impairment of real estate	29,811	—
Changes in operating assets and liabilities:
Prepaid expenses and other assets	1,381	(15,035)
Accounts payable and accrued liabilities	6,217	(2,410)
Restricted cash	(2,820)	(3,078)

Net cash provided by operating activities	133,816	79,115
Cash flows from investing activities:
Acquisitions of real estate	(109,619)	(386,572)
Origination and fundings of loans receivable	(9,478)	(26,207)
Origination and fundings of preferred equity investments	(6,845)	(9,281)
Additions to real estate	(901)	(1,596)
DIP loan fundings	—	(3,302)
Repayment of loans receivable	214,947	3,285
Release of contingent consideration held in escrow	—	5,240
Net proceeds from the sale of real estate	85,449	15,752

Net cash provided by (used in) investing activities	173,553	(402,681)
Cash flows from financing activities:
Net (repayments of) proceeds from revolving credit facility	(255,000)	136,000
Proceeds from term loans	69,360	73,242
Proceeds from mortgage notes	—	28,735
Principal payments on mortgage notes	(13,756)	(2,184)
Payments of deferred financing costs	(5,933)	(1,314)
Issuance of common stock, net	(1,289)	139,617
Dividends paid on common and preferred stock	(89,283)	(80,619)

Net cash (used in) provided by financing activities	(295,901)	293,477

Net increase (decrease) in cash and cash equivalents	11,468	(30,089)
Effect of foreign currency translation on cash and cash equivalents	772	(231)
Cash and cash equivalents, beginning of period	7,434	61,793

Cash and cash equivalents, end of period	$19,674	$31,473
Supplemental disclosure of cash flow information:
Interest paid	$49,009	$43,405
Supplemental disclosure of non-cash investing and financing activities:
Assumption of mortgage indebtedness	$—	$19,677
Real estate acquired through loan receivable foreclosure	$10,100	$—

7

SABRA HEALTH CARE REIT, INC.
RECONCILIATIONS OF FUNDS FROM OPERATIONS (FFO), NORMALIZED FFO,
ADJUSTED FUNDS FROM OPERATIONS (AFFO) AND NORMALIZED AFFO
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Net income attributable to common stockholders	$22,776	$15,500	$39,419	$46,664
Add:
Depreciation of real estate assets	17,102	16,306	51,273	44,953
Net (gain) loss on sales of real estate	(1,451)	3,838	3,203	2,115
Impairment of real estate	—	—	29,811	—
FFO attributable to common stockholders	$38,427	$35,644	$123,706	$93,732

Additional default interest income	(582)	—	(4,398)	—
Lease termination fee	(2,634)	—	(4,732)	—
Non-recurring or unusual acquisition pursuit costs	624	—	624	4,293
Loss on extinguishment of debt	—	—	556	—
(Recovery of) provision for doubtful accounts and loan losses, net (1)	(13)	2,370	1,847	3,369
Other normalizing items (2)	(376)	—	(628)	455
Normalized FFO attributable to common stockholders	$35,446	$38,014	$116,975	$101,849

FFO	$38,427	$35,644	$123,706	$93,732
Acquisition pursuit costs	1,051	540	1,222	5,981
Stock-based compensation expense	2,485	717	6,137	5,389
Straight-line rental income adjustments	(5,593)	(6,438)	(16,710)	(18,272)
Amortization of deferred financing costs	1,273	1,300	3,767	3,829
Non-cash portion of loss on extinguishment of debt	—	—	556	—
Change in fair value of contingent consideration	100	100	50	300
Provision for doubtful straight-line rental income and loan losses	830	2,489	3,445	4,343
Other non-cash adjustments (3)	(124)	163	524	427
AFFO attributable to common stockholders	$38,449	$34,515	$122,697	$95,729

Additional default interest income	(582)	—	(4,398)	—
Lease termination fee	(2,634)	—	(4,732)	—
Recovery of doubtful cash income (1)	(290)	—	(290)	—
Other normalizing items (2)	35	—	(217)	455
Normalized AFFO attributable to common stockholders	$34,978	$34,515	$113,060	$96,184
Amounts per diluted common share attributable to common stockholders:
Net income	$0.35	$0.24	$0.60	$0.76
FFO	$0.59	$0.55	$1.89	$1.52
Normalized FFO	$0.54	$0.58	$1.79	$1.66
AFFO	$0.58	$0.53	$1.86	$1.55
Normalized AFFO	$0.53	$0.53	$1.72	$1.56

Weighted average number of common shares outstanding, diluted:
Net income, FFO and Normalized FFO	65,591,428	65,398,175	65,470,589	61,468,603
AFFO and Normalized AFFO	65,872,688	65,528,033	65,854,782	61,641,797
(1) See Reporting Definitions for definition of Normalized FFO and Normalized AFFO for further information.
(2) Other normalizing items for FFO includes non-RIDEA facility operating expenses, ineffectiveness gain related to our LIBOR interest rate swaps and gain on sale of 48 skilled nursing beds. Other normalizing items for AFFO includes non-RIDEA facility operating expenses and gain on sale of 48 skilled nursing beds.
(3) Other non-cash adjustments includes amortization of debt premiums/discounts, non-cash interest income adjustments and amortization expense related to our interest rate hedges.

8

REPORTING DEFINITIONS

Acute Care Hospital. A facility designed to provide extended medical and rehabilitation care for patients who are clinically complex and have multiple acute or chronic conditions.
EBITDAR. Earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) for a particular facility accruing to the operator/tenant of the property (not the Company) for the period presented. The Company uses EBITDAR in determining EBITDAR Coverage. EBITDAR has limitations as an analytical tool. EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDAR does not represent a property's net income or cash flow from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDAR as a supplemental measure of the ability of the Company's operators/tenants and relevant guarantors to generate sufficient liquidity to meet related obligations to the Company.
EBITDAR Coverage. Represents the ratio of EBITDAR to contractual rent for owned facilities. EBITDAR Coverage is a supplemental measure of an operator/tenant's ability to meet their cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR.
EBITDARM. Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. The usefulness of EBITDARM is limited by the same factors that limit the usefulness of EBITDAR. Together with EBITDAR, the Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which vary based on operator/tenant and its operating structure.
EBITDARM Coverage. Represents the ratio of EBITDARM to contractual rent for owned facilities. EBITDARM coverage is a supplemental measure of a property's ability to generate cash flows for the operator/tenant (not the Company) to meet the operator's/tenant's related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM.
Fixed Charge Coverage Ratio. EBITDAR (including adjustments for one-time and pro forma items) for the period indicated (one quarter in arrears) for all operations of any entities that guarantee the tenants' lease obligations to the Company divided by the same period cash rent expense, interest expense and mandatory principal payments for operations of any entity that guarantees the tenants' lease obligation to the Company. Fixed Charge Coverage is a supplemental measure of a guarantor's ability to meet the operator/tenant's cash rent and other obligations to the Company should the operator/tenant be unable to do so itself. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. Fixed Charge Coverage is calculated by the Company as described above based on information provided by guarantors without independent verification by the Company and may differ from similar metrics calculated by the guarantors.
Funds From Operations Attributable to Common Stockholders (“FFO”) and Adjusted Funds from Operations Attributable to Common Stockholders (“AFFO”). The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that Funds From Operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and Adjusted Funds from Operations, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company's operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and real estate impairment charges. AFFO is defined as FFO excluding straight-line rental income adjustments, stock-based compensation expense, amortization of deferred financing costs, acquisition pursuit costs, as well as other non-cash revenue and expense items (including provisions and write-offs related to straight-line rental income, provision for loan losses, changes in fair value of contingent consideration, amortization of debt premiums/discounts and non-cash interest income adjustments). The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company's operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently than the Company does.

9

REPORTING DEFINITIONS

Investment. Represents the carrying amount of real estate assets after adding back accumulated depreciation and amortization.

Normalized FFO and Normalized AFFO. Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does. Prior to the third quarter of 2015, the Company normalized 100% of straight-line rental income write-offs.  In the third quarter of 2015, Sabra established a policy for normalizing write-offs and provisions for doubtful accounts to the extent in excess of any rental or interest income recognized during the period presented. The amounts for prior periods have been revised to conform to the current presentation.
Senior Housing. Senior housing facilities include independent living, assisted living, continuing care retirement community and memory care facilities.
Skilled Nursing/Transitional Care. Skilled nursing/transitional care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities.
Stabilized Facility. At the time of acquisition, the Company classifies each facility as either stabilized or pre-stabilized. In addition, the Company may classify a facility as pre-stabilized after acquisition. Circumstances that could result in a facility being classified as pre-stabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities will be reclassified to stabilized upon maintaining consistent occupancy (85% for Skilled Nursing/Transitional Care and 90% for Senior Housing Facilities) but in no event beyond 24 months after the date of classification as pre-stabilized. Stabilized Facilities exclude (i) facilities leased through RIDEA-compliant structures, (ii) facilities held for sale or being positioned to be sold, and (iii) facilities acquired during the three months preceding the period presented.
Total Debt. The carrying amount of the Company’s revolving credit facility, term loan, senior unsecured notes, and mortgage indebtedness, as reported in the Company’s condensed consolidated financial statements.

10